                                                                       EXHIBIT 5
                                                                       ---------

                       [LETTERHEAD OF ALSTON & BIRD LLP]


                               December 21, 2000

Crescent Banking Company
251 Highway 515
Jasper, Georgia 30143

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Crescent Banking Company, a Georgia corporation (the "Company") in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 300,000 shares of the Company's Common Stock, par value $1.00 per share, which may be issued and sold by the Company pursuant to the Crescent Banking Company Dividend Reinvestment and Stock Purchase Plan (the "Plan").

     We have examined the Company's Articles of Incorporation and Bylaws, as amended, the Plan and records of proceedings of the Company's Board of Directors and shareholders deemed by us to be relevant to this opinion letter and other agreements or documents we deemed necessary for the purpose of expressing the opinions set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

     As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     Our opinion set forth below is limited to the laws of the State of Georgia, and we do not express any opinion herein concerning any other laws.

     This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

     Based on the foregoing, it is our opinion that the Shares to be issued under the Plan are duly authorized and, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                               ALSTON & BIRD LLP


                               By: /s/ Ralph F. MacDonald, III
                                  -------------------------------
                                  Ralph F. MacDonald, III, Partner